UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 6, 2011

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of
                   Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)  On October 6, 2011, CBS Corporation (“CBS” or the “Company”) announced that, effective on such date, Thomas S. Shilen, Jr., who has served as the Company’s Senior Vice President, Controller and Chief Accounting Officer since March 2010, has been appointed Senior Vice President, Chief Financial and Administrative Officer of CBS News Inc. and that Mr. Lawrence Liding, who had been the Company’s Deputy Controller, has been appointed the Company’s Senior Vice President, Controller and Chief Accounting Officer.

Mr. Liding, age 42, has served as the Company’s Deputy Controller since March 2010.  Prior to that time, Mr. Liding served as the Company’s Assistant Controller beginning in January 2006.  Mr. Liding joined the Company (then known as Viacom Inc.) in 1995 and held various finance and accounting positions, eventually becoming the Company’s Vice President of Financial Reporting in March 2002 until the separation of CBS and Viacom at the end of December 2005.

A copy of the press release announcing the appointments of Mr. Shilen and Mr. Liding is filed herewith as Exhibit 99.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.                      The following Exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99
Press Release of CBS Corporation, dated October 6, 2011, announcing the appointment of Thomas S. Shilen, Jr. as Senior Vice President, Chief Financial and Administrative Officer of CBS News Inc. and Lawrence Liding as Senior Vice President, Controller and Chief Accounting Officer of CBS Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION (Registrant)
By:	/s/ Angeline C. Straka
Name:	Angeline C. Straka
Title:	Senior Vice President, Deputy General Counsel and Secretary

Date:  October 7, 2011

Exhibit Index

Exhibit Number	Description of Exhibit

99
Press Release of CBS Corporation, dated October 6, 2011, announcing the appointment of Thomas S. Shilen, Jr. as Senior Vice President, Chief Financial and Administrative Officer of CBS News Inc. and Lawrence Liding as Senior Vice President, Controller and Chief Accounting Officer of CBS Corporation